                                                                   EXHIBIT 10.52

                             CONFIDENTIAL TREATMENT


               EXHIBIT C TO THE CLINICAL SERVICES MASTER AGREEMENT
           BETWEEN CUBIST PHARMACEUTICALS, INC. AND IBAH, INC., DATED
                                DECEMBER 1, 1999.

         This Exhibit C is entered into this 18th day of April, 2000, by and between Cubist Pharmaceuticals, Inc. (hereinafter "Cubist" and IBAH, Inc. (hereinafter "IBAH").

         WHEREAS, Cubist and IBAH entered into a Clinical Services Master Agreement, dated December 1, 1999 (hereinafter the "Master Agreement"), wherein IBAH agreed to provide clinical services and;

         WHEREAS, Cubist and IBAH agree that IBAH shall provide the services set forth in this Exhibit C, subject to the terms and conditions set forth in the Master Agreement;

         NOW, THEREFORE, for good and valuable consideration, AND INTENDING TO BE LEGALLY BOUND, Cubist and IBAH agree as follows:

I.       PROJECT PLAN

Based on the Project Specifications, IBAH has provided a description of services to be performed for Cubist's Evaluation of Daptomycin in subjects with Renal Insufficiency Program, Protocol Number DAP-00-01 (hereinafter the "Project") and associated costs. Changes made in the Project scope, at any time during the Project, will result in a.. corresponding adjustment to the Project costs.

II.      PROJECT RESPONSIBILITIES


- --------------------------------------------------------------------------------------------------------------
                               ACTIVITY                                       CUBIST              IBAH
- --------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------
A.       STUDY INITIATION
- --------------------------------------------------------------------------------------------------------------
Protocol Development                                                             X
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Protocol Review                                                                  X
- --------------------------------------------------------------------------------------------------------------
CRF Design                                                                       X                  X
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Printing, Assembly, and Distribution of CRFs                                                        X
- --------------------------------------------------------------------------------------------------------------
Preparation of Randomization Codes                                               X
- --------------------------------------------------------------------------------------------------------------
Identification and Qualification of Sites (assumes 1 site)                       X
- --------------------------------------------------------------------------------------------------------------
Investigator Document Retrieval                                                  X
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Negotiation of Phase I Unit Grant                                                X
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Training Site Personnel                                                          X                  X
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Training Project Team                                                            X                  X
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Analytical Laboratory Identification and Coordination                            X
- --------------------------------------------------------------------------------------------------------------


*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                                      -2-



- --------------------------------------------------------------------------------------------------------------
                               ACTIVITY                                       CUBIST              IBAH
- --------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------
B.       STUDY CONDUCT
- --------------------------------------------------------------------------------------------------------------
Project Management                                                               X                  X
- --------------------------------------------------------------------------------------------------------------
Conduction of Qualification, Initiation, Interim, and Closeout Visits            X                  X
- --------------------------------------------------------------------------------------------------------------
Verification of CRFs at Phase I Unit                                                                X
- --------------------------------------------------------------------------------------------------------------
Document Corrections to CRFs                                                                        X
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Site Visit Report Preparation                                                                       X
- --------------------------------------------------------------------------------------------------------------
Collection and Tracking CRFs                                                                        X
- --------------------------------------------------------------------------------------------------------------
Administration of Grant Payment(s)                                               X
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Reporting SAES to Regulatory Agency                                              X
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Reporting SAES to Cubist                                                                            X
- --------------------------------------------------------------------------------------------------------------
Assuring Disposal of Unused Supplies                                             X
- --------------------------------------------------------------------------------------------------------------
C.       CLINICAL DATA MANAGEMENT, BIOMETRICS, AND CLINICAL WRITING
- --------------------------------------------------------------------------------------------------------------
Custom Database Design                                                                              X
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CRFs Entry Into Database                                                                            X
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Generation and Resolution of Data Queries                                                           X
- --------------------------------------------------------------------------------------------------------------
Coding of Data Using IBAH Dictionaries                                                              X
- --------------------------------------------------------------------------------------------------------------
Verification/QC Database                                                                            X
- --------------------------------------------------------------------------------------------------------------
Loading & Verification of Laboratory Data                                                           X
- --------------------------------------------------------------------------------------------------------------
Database Closure                                                                                    X
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Statistical Plan and Tables Design                                                                  X
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Sample Size Calculation                                                          X
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Generation of Tables/Listings                                                                       X
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Statistical Analysis                                                             X                  X
- --------------------------------------------------------------------------------------------------------------
Database Transfer                                                                                   X
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Integrated Clinical Report                                                                          X
- --------------------------------------------------------------------------------------------------------------

III.     CLINICAL PROGRAM DESIGN

A.       STUDY SYNOPSIS

TITLE: Evaluation of the Elimination and Safety Profile of Daptomycin in Subjects with Graded Renal Insufficiency, End-Stage Renal Disease, and Healthy Volunteers

SPONSOR:            Cubist Pharmaceuticals, Inc.

CLINICAL            PHASE: Phase I

NUMBER OF
STUDY CENTERS:      One (1)

OBJECTIVES:         Primary:

                    o To determine the elimination profile of single-dose
                      daptomycin in healthy volunteers and in subjects with various stages of renal insufficiency

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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                                      -3-


                    Secondary:

                    o To compare the safety profile of single-dose daptomycin
                      in healthy volunteers and in subjects with graded renal failure and end-stage renal disease

                    o To measure the effects that hemodialysis and peritoneal
                      dialysis have on the renal clearance of daptomycin under both dialysis and non-dialysis conditions

                    o To assess the effects that probenecid has on the renal
                      tubular secretion of daptomycin

SUBJECT NUMBER:     A minimum of [ ]* patients with varying degrees of renal
                    impairment, including a normal renal function group.

STUDY DRUG(S):      Daptomycm

STUDY ENDPOINTS:    PRICE:

                    The elimination profile will be obtained from analysis of plasma, serum, urine, and dialysate samples, from subjects with graded renal insufficiency and healthy volunteers.

                    SECONDARY:

                    The daptomycin safety profile data will be obtained through the monitoring of adverse events, chemistry (including serum CPK), hematology, and urinalysis data.


B.       MONITORING VISIT INFORMATION

[   ]*

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                                      -4-


C.       CLINICAL DATA INFORMATION

The estimated number of CRF pages is based on a [ ]*-page CRF for [ ]* patients. CRF pages for patients who fail screening will not be reviewed by IBAH for safety or data-entered unless requested by Cubist.


- -------------------------------------------------------------------------------
DESCRIPTION                                                           NUMBER

- -------------------------------------------------------------------------------

Estimated Number of CRF pages                                          [ ]*
- -------------------------------------------------------------------------------
Estimated Number of Tables/Listings:
         Primary                                                       [ ]*
         Subset                                                        [ ]*
- -------------------------------------------------------------------------------

IV.      DESCRIPTION OF SERVICES

A description of services to be performed by IBAH's is described below. Changes made by Cubist and agreed to by IBAH in the Project scope, at any time during the program, will result in a corresponding adjustment to the Project costs.

A.       STUDY MANAGEMENT

1.       PROJECT MANAGEMENT

IBAH will assign a Project Manager who will act as a single point of contact for Cubist throughout the life of the Project. The Project Manager will work with one of IBAH's staff physicians who will be assigned to the Project as the Medical Monitor. The Project Manager's responsibilities may include, but not be limited to, the following:

         o Act as primary contact for Cubist and for the investigative site

         o        Prepare and tracking detailed timelines

         o        Ensure milestones are met

         o Ensure effective communication among all members of the Project team

         o        IBAH Project team training

         o        Identify and resolve critical issues

         o        Manage financial issues

IBAH will provide clerical and administrative support for the Project to assist with various tasks. Such tasks may include, but not be limited to, communication (phone, facsimile, mailings), machine processing and storage, coordination of teleconferences and meetings, and preparation of administrative reports. Printing, assembly, shipping and distribution of CRFs, Federal Express and/or overnight carrier and study-related travel, will be passed through at cost to Cubist.

2.       CRF DESIGN AND PRINTING

Upon approval of a final protocol by Cubist, IBAH will design a CRF to record pertinent data. IBAH's Data Management staff, Biometrics staff, and the Clinical Trial Manager

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                                      -5-


(CTM) will review the CRF and provide input to ensure all relevant data are captured. Cubist will be provided with ready-to-use multicopy carbonless forms. IBAH will ship CRFs to site. Such shipping costs will be passed through to Cubist.

B.       STUDY CONDUCT

1.       CLINICAL MONITORING

IBAH's CRA will perform initiation, interim and a closeout visit at the investigational site. IBAH's site management and monitoring procedures will be performed in accordance with Good Clinical Practices to ensure investigative site compliance with regulations and protocol requirements. IBAH's CRA will ensure protocol procedure compliance, and will be available at the time of first dosing if required by Cubist and agreed upon by IBAH. IBAH's CRA will review source data and CRF data for appropriate identification, documentation and reporting of both serious and non-serious adverse events. Drug accountability will be performed by IBAH's CRA at each interim visit and at the closeout visit. The completed CRFs will be retrieved and reviewed at each visit. All IBAH travel expenses related to this study will be passed through to Cubist.

2.       SAE REPORTING WITH INITIAL DESCRIPTIVE SUMMARIES

All serious adverse events (SAES) will be forwarded to Cubist within one IBAH business day of receipt. Notification to Cubist will occur via telephone, as well as by receipt of a comprehensive SAE form. In the event that follow-up information is required for an event (hospital discharge summary, etc.), IBAH's Safety Surveillance Department will periodically contact the site until information is obtained and the SAE form is updated as necessary.

IBAH will provide initial descriptive patient summaries for all identified serious adverse events. The descriptive narratives will be written from information provided by the investigator on the SAE report forwarded to IBAH at the time of the event. If significant follow-up information becomes available, the narrative will be updated accordingly.

3.       CRF TRACKING, FILING, AND ARCHIVING

Completed case report forms, ancillary CRF pages, adverse event documentation, and patient and site-specific correspondence for the study will be logged in and tracked at IBAH. CRFs and answered data queries will be submitted to the IBAH document management group for a page-by-page entry into a computerized tracking system. A photocopy will be made within the same business day the CRF arrives and the original CRF will be filed in a central document unit at IBAH. The copy will be circulated throughout the various departments at IBAH as a working copy. Fees reflect an additional 20% of the estimated CRF pages to cover logging, copying, filing, and ongoing CRF tracking time for all pages. A final, complete page listing and the original CRFs will be provided to Cubist upon Project completion. The fee charged will reflect the actual number of pages tracked. Pages for screened volunteers will be tracked and filed.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                                      -6-


C.       CLINICAL DATA MANAGEMENT

1.       PROJECT DATABASE CREATION AND DATA ENTRY

Data screens will be developed by IBAH's programming group on an Open VMS System (Alpha 4100) using Domain/CLINTRIAL(R) software. IBAH's Programmers will develop data-entry screens (i.e., CRF data module designs) that mimic the flow of the CRF, thereby improving the ease and integrity of the data-entry process. All screen programs will undergo testing at IBAH prior to initiation of the full-scale data entry effort.

IBAH's Data Entry Specialists will enter all CRF data by utilizing a double-entry method. On-line edit checks will be included to provide additional controls against categorically incorrect data. The double data entry strategy will utilize numeric and/or text fields that are entered by one member of the data entry staff 'and re-entered on-line by a second member of the staff. All data will be double-entered at IBAH, with the exception of comment fields, which will be quality controlled on-line.

In addition to the double-entry strategy, each case will be printed as a data listing with 100% verification of critical data fields and text fields against the hard copy CRF by one of IBAH's Clinical Data Analysts (CDA). Also, [ ]*% of the volunteers will be verified for 100% of the data fields prior to the closing of the database. Standard and protocol-specific edit checks will be created and results of the edit checks will be reviewed by the CDA during the review process and prior to database closure for the generation of queries. All verification will be documented.

The estimated fee for data entry of CRFs is based on CRF pages entered. Actual pages will be invoiced. This page estimate is based on randomized volunteers only and does not include entry of any screen failure volunteers. Any ancillary pages (e.g., Labs, EKGs, etc.) that are not included in the CRF estimate will be viewed as additional pages and an additional fee will be charged.

2.       CASE REPORT FORM REVIEW AND QUERY RESOLUTION

IBAH will generate protocol-specific guidelines, which will be reviewed and approved by Cubist. Using these guidelines, IBAH will conduct a detailed quality control (QC) audit of the entire CRF through a combination of manual review and electronic edit checks that will identify conflicting, unclear, or incomplete data. This review will be performed by CDAs who are independent of the Medical Monitor involved with the Project.

If data are unclear, conflicting or incomplete, then data clarification requests
(DCRs) will be generated and transmitted to the investigative site(s) and the Medical Monitor. All DCRs (issued and resolved) will be logged into the IBAH tracking system. IBAH's DCR database will be maintained throughout the project and can provide Cubist with an

*Confidential treatment requested: Material has been omitted and filed with the Commission.

up-to-date report on the status of DCRs on an as needed basis. The fee for generation and resolution of data queries is included in the data entry estimate.

3.       DICTIONARY PROCESSING

IBAH will use MedDRA for coding adverse events and WHO-DRUG for coding medications. IBAH will use standard coding conventions for the mapping procedure unless otherwise instructed at the study start. An additional cost will be incurred for changes to coding conventions after study start. An automated process will be used to map literal text to the corresponding term in the dictionary. Unmapped terms will be researched, coded, and reviewed by a dedicated team.

Dictionary reports will be inclusive of automated and manually coded terms and will be reviewed by Cubist.

4.       LABORATORY DATA PROCESSING (CENTRAL)

TRANSFER AND VERIFICATION OF CENTRAL LABORATORY DATA

IBAH will develop the programs needed for conversion and integration of central laboratory data. Central lab data sets will be loaded into the clinical database. Accession numbers from the laboratory hard copy received with the case will be entered into the database. Verification will compare the header data received electronically against the case data including the patient number, lab date, date of birth, gender, patient initials, and lab accession numbers. Discrepancies will be communicated to the central lab and/or Cubist. Full lab panel validation will be performed on [ ]* of the patients to verify accuracy of the load. IBAH assumes that all laboratory results will be forwarded with the appropriate normal range and flag attached at the record level.

5.       DATA TRANSFER

At the conclusion of the study, IBAH will transfer the Project database to Cubist in standard IBAH SAS data sets, using IBAH's standard naming conventions and format. Upon the mutual written agreement by the parties, customized data transfers, or interim database closes and transfers, will be provided for an additional fee.

6.       SECURITY PROCEDURES

All files, including data and programming, will be backed-up daily and a complete tape will be sent to a secure storage off-site on a weekly basis for disaster recovery. All personnel maintain their own log-on Ids and all passwords will be changed monthly. Only authorized personnel will have access to databases, which have additional unique access codes. Data access codes will be changed upon database review and closure to allow only authorized personnel access to the database.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

As part of routine documentation, a controlled procedure will be used to archive two sets of tapes containing all pertinent system files employed in the project (i.e., Domain/CLINTRIAL(R) software, data sets, screen modules, SAS programming, and listing files).

7.                   MACHINE PROCESSING AND STORAGE

IBAH's Database Administrator will maintain the integrity of Cubist's clinical database for the duration of the Project.

D.       BIOMETRICS

1.       PROJECT DATA SETUP AND PROGRAMMING OF DATA DISPLAYS

Prior to programming actual data displays (data listings, summary tables and graphics), IBAH will develop data display headers and create the status data set and efficacy data set, if needed, which will be used for the data analysis. After approval of the prototype data display formats by Cubist and the IBAH Project Team, IBAH's programming staff will develop the programs required to generate each data display. Programming will be performed using SAS system software, and will incorporate procedure output and customized report writing features. Any changes to approved data display formats will result in additional charges. IBAH assumes that Cubist will be responsible for providing the table design and statistical plan for the study.

Fees are based on an estimate of the total number of primary and secondary data displays. However, the cost will be based on the actual number of data displays generated. Primary data displays are considered new code development. Secondary data displays are defined as those data displays utilizing much of the programming code developed to produce the primary output. The fee for data displays generation includes minor changes, following review by Cubist, to take no more than [ ]* days. All additional changes to tables will result in additional charges.

2.       QUALITY CONTROL PROCEDURES FOR DATA DISPLAYS

IBAH's Biometrics staff will use a combination of independent programming, hand tabulation from supporting listings, and programming verification to ensure the accuracy and completeness of tables, listings, and statistical results. All report data displays will be verified for accuracy and internal consistency among data displays. A quality control binder, including the quality control strategy for each data display and audit trail, will be included in the Project file.

3.       STATISTICAL ANALYSIS

IBAH's biostatisticians will perform statistical analysis in accordance with the approved statistical analysis plan.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

4.       DATA TRANSFER

Cubist will provide IBAH's statistician with a complete list of the data tables to be transferred to Cubist in an Excel spreadsheet following database close.

E.       CLINICAL WRITING

1.       CLINICAL REPORT

IBAH will prepare an integrated clinical and statistical summary in accordance with ICH guidelines. A Draft Clinical Report will be generated within three (3) weeks after receipt of final summary tables and patient data listings.

All clinical reports will receive two independent levels of quality control reviews before they are released. There will be a QC review by IBAH's Clinical Writer for accuracy and consistency and a review by IBAH's Writing Manager for accuracy, client format consistency and appropriate clinical and regulatory prospective.

The fee for this report includes one major and one minor revision and up to [ ]* brief patient narratives. [ ]* of the draft report is considered to be up to [ ]* of requested changes, and a minor revision will consist of up to one-half (1/2) day of requested changes. A final pharmacokinetic report will be provided by Cubist. IBAH will accept the PK report as 100% accurate. IBAH will extract the appropriate information from the PK report for inclusion in the clinical report. The fee for this report does not include collation and assembly of the report appendices.

The writing fee estimates are based on receipt of final data and, if minor changes to the database occur after work on the document has begun, they will not impact the production of the document. If database changes occur which require a substantial amount of time [ ]* for rework or repeat quality control, additional fees will be agreed upon in writing with Cubist before proceeding.

(Rest of page intentionally left blank)

*Confidential treatment requested: Material has been omitted and filed with the Commission.

V.       ESTIMATED CLINICAL BUDGET

[   ]*

VI.      PROJECT TIMELINE SUMMARY

The parties acknowledge that IBAH estimates that the Project will begin on or about [ ]*. The Project timeline is as follows:

[   ]*

VII.     PAYMENT SCHEDULES

1.       INVOICING PROCESS FOR SERVICE FEES

IBAH maintains a project accounting system, whereby all direct project costs (service or passthrough expenses) are coded by project.

An initial payment of [ ]*, representing approximately [ ]* of Total Estimated Service Fees, shall be due and payable upon execution of this Exhibit C. Subsequent payments shall be made monthly, based on Project progress and upon submission of an invoice to Cubist by IBAH. The subsequent invoices shall be reduced by a prorated portion from the initial payment such that the initial payment is applied evenly over the term of the Project. All payments of service fees and pass through expenses shall be made by Cubist within [ ]* of receipt of invoice. If any payment of service fees or pass through expenses is late by more than [ ]*, such payment shall be subject to a penalty fee of [ ]* per month of the outstanding balance.

2.       PASS-THROUGH EXPENSE INVOICING

IBAH's project accounting system is able to capture and categorize in summary the following key pass-through expenses related to a project:

         o        Travel

         o        Delivery fees

         o        CRF and other printing costs

         o All other Project related expenses that are not related to service fees

Any additional detail to support pass-through costs will be provided on a fee basis.

3.       ANNUAL PRICE INCREASE

Notwithstanding anything contained herein to the contrary, the estimated service fees set forth in this Exhibit C shall remain in effect for the longer of (a) [ ]* from the date hereof, or (b) [ ]* of the first calendar year following the date hereof. Thereafter, IBAH reserves the right to increase the price of the remaining Services under this Exhibit C as of each January 1; such increases shall not exceed the [ ]*.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

ACCEPTANCE

The terms and conditions of the Master Agreement govern this Exhibit C and such document is incorporated herein by reference as if fully set forth herein.


CUBIST PHARMACEUTICALS, INC.                     IBAH, INC.

By:  /s/ MICHAEL DEBRUIN                         By:  /s/ LEONARD F. STIGLIANO
     -------------------                              ------------------------

Name:  Michael DeBruin, M.D.                     Name:  Leonard F. Stigliano

Title: Vice President, Clinical Research         Title:  President, U.S. CRO

Date: April 11, 2000                             Date: April 18, 2000


*Confidential treatment requested: Material has been omitted and filed with the Commission.